                                                               EXHIBIT (a)(1)(C)

                            THE MIDDLEBY CORPORATION

                         NOTICE OF GUARANTEED DELIVERY
                           OF SHARES OF COMMON STOCK
--------------------------------------------------------------------------------
        THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT
         12:00 MIDNIGHT, EASTERN TIME, ON WEDNESDAY, NOVEMBER 22, 2000,
                         UNLESS THE OFFER IS EXTENDED.
--------------------------------------------------------------------------------

    This form, or a form substantially equivalent to this form, must be used to accept the offer (as defined below) if certificates for the shares of common stock of The Middleby Corporation are not immediately available, if the procedure for book-entry transfer cannot be completed on a timely basis, or if time will not permit all other documents required by the letter of transmittal to be delivered to the depositary (as defined below) on or prior to the "expiration date" (as set forth in Section 1 of the offer to purchase (as defined below)). This form may be delivered by hand or transmitted by mail or overnight courier, or (for eligible institutions only) by facsimile transmission, to the depositary. See Section 3 of the offer to purchase. THE ELIGIBLE INSTITUTION THAT COMPLETES THIS FORM MUST COMMUNICATE THE GUARANTEE TO THE DEPOSITARY AND MUST DELIVER THE LETTER OF TRANSMITTAL AND CERTIFICATES FOR SHARES TO THE DEPOSITARY WITHIN THE TIME SHOWN HEREIN. FAILURE TO DO SO COULD RESULT IN A FINANCIAL LOSS TO SUCH ELIGIBLE INSTITUTION.

                        THE DEPOSITARY FOR THE OFFER IS:
                   CONTINENTAL STOCK TRANSFER & TRUST COMPANY

                BY MAIL:                       BY HAND OR OVERNIGHT DELIVERY:

       REORGANIZATION DEPARTMENT                 REORGANIZATION DEPARTMENT
               2 BROADWAY                          2 BROADWAY, 19TH FLOOR
        NEW YORK, NEW YORK 10004                  NEW YORK, NEW YORK 10004

                           BY FACSIMILE TRANSMISSION
                        (FOR ELIGIBLE INSTITUTIONS ONLY)
                                 (212) 616-7610

                         FOR CONFIRMATION BY TELEPHONE:
                            (212) 509-4000 EXT. 535

       DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER
        THAN THE ONE LISTED ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

Ladies and Gentlemen:

    The undersigned hereby tenders to The Middleby Corporation, a Delaware corporation (the "Company"), upon the terms and subject to the conditions set forth in the offer to purchase, dated October 23, 2000 (the "offer to purchase"), and the related letter of transmittal (which together constitute the "offer"), receipt of which is hereby acknowledged, the number of shares of common stock, par value $.01 per share, of the Company listed below, pursuant to the guaranteed delivery procedure set forth in Section 3 of the offer to purchase.

     -------------------------------------------             -------------------------------------------
                   NUMBER OF SHARES                                           SIGN HERE

     -------------------------------------------             -------------------------------------------
           CERTIFICATE NOS.: (IF AVAILABLE)                             NAME(S) (PLEASE PRINT)

     -------------------------------------------             -------------------------------------------
                       ADDRESS                                      AREA CODE AND TELEPHONE NUMBER

     -------------------------------------------             -------------------------------------------
                CITY, STATE, ZIP CODE                                        SIGNATURE(S)

     -------------------------------------------             -------------------------------------------
           AT THE DEPOSITORY TRUST COMPANY

                                    ODD LOTS

    This section is to be completed ONLY if shares are being tendered by or on behalf of a person who owned beneficially, as of the close of business on October 20, 2000 and who continues to own beneficially as of the expiration date, an aggregate of fewer than 100 shares.

    The undersigned either (check one box):

    / / owned beneficially, as of the close of business on October 20, 2000 and continues to own beneficially as of the expiration date, an aggregate of fewer than 100 shares, all of which are being tendered, or

    / / is a broker, dealer, commercial bank, trust company or other nominee that (i) is tendering, for the beneficial owners thereof, shares with respect to which it is the record owner, and (ii) believes, based upon representations made to it by each such beneficial owner, that such beneficial owner owned beneficially, as of the close of business on October 20, 2000 and continues to own beneficially as of the expiration date, an aggregate of fewer than 100 shares and is tendering all of such shares.

               GUARANTEE (NOT TO BE USED FOR SIGNATURE GUARANTEE)

    The undersigned, a firm that is a member of a registered national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or trust company (not a savings bank or savings and loan association) having an office, branch or agency in the United States hereby guarantees
(i) that the above-named person(s) has a net long position in the shares being tendered within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended, (ii) that such tender of shares complies with Rule 14e-4, and (iii) to deliver to the depositary at one of its addresses set forth above certificate(s) for the shares tendered hereby, in proper form for transfer, or a confirmation of the book-entry transfer of the shares tendered hereby into the depositary's account at The Depository Trust Company in each case together with a properly completed and duly executed letter(s) of transmittal (or facsimile(s) thereof), with any required signature guarantee(s) and any other required documents, all within three NASDAQ trading days after the date hereof.

     -------------------------------------------             -------------------------------------------
                     NAME OF FIRM                                        AUTHORIZED SIGNATURE

     -------------------------------------------             -------------------------------------------
                       ADDRESS                                                   NAME

     -------------------------------------------             -------------------------------------------
                CITY, STATE, ZIP CODE                                           TITLE

     -------------------------------------------             -------------------------------------------
                                                                    AREA CODE AND TELEPHONE NUMBER

Dated: _________________________, 2000

    THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

    DO NOT SEND SHARE CERTIFICATES WITH THIS FORM. YOUR SHARE CERTIFICATES MUST BE SENT WITH THE LETTER OF TRANSMITTAL.

                                       3